CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in to Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-154177) for Next 1 Interactive, Inc., of our report dated July 23, 2008, relating to the consolidated financial statements of Extraordinary Vacations USA, Inc., appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Kramer Weisman and Associates, LLP Certified Public Accountants Davie, Florida March 12, 2009